Exhibit 10.13

SECURITIES PURCHASE

AGREEMENT

Dated as of May 18, 2009

among

SOCKET MOBILE, INC.

THE NON-MANAGEMENT PURCHASERS LISTED ON EXHIBIT A

and

THE MANAGEMENT PURCHASERS LISTED ON EXHIBIT A

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT this ("Agreement"), dated as of May 18, 2009, is made by and among Socket Mobile, Inc., a Delaware corporation (the "Company"), the entities listed on Exhibit A hereto as Non-Management Purchasers (each, a "Non-Management Purchaser" and collectively, the "Non-Management Purchasers"), and the entities and individuals listed on Exhibit A hereto as Management Purchasers (each, a "Management Purchaser" and collectively, the "Management Purchasers", and together with the Non-Management Purchasers, the "Purchasers"), for the purchase and sale by the Purchasers of shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), and warrants to purchase shares of the Common Stock.

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Common Stock and Warrant

Section 1.1 Purchase and Sale of Common Stock and Warrants

(a) Non-Management Purchasers. Upon the following terms and conditions, the Company shall issue and sell to the Non-Management Purchasers, and each Non-Management Purchaser shall, severally but not jointly, purchase from the Company that number of shares of Common Stock (the "Shares") and related warrants to purchase that number of shares of Common Stock equal to twenty percent (20%) of the number of Shares to be purchased by such Non-Management Purchaser, in substantially the form attached hereto as Exhibit B (the "Warrants"), at a price per Share (including related Warrants) equal to $1.80, in each case as set forth opposite such Non-Management Purchaser's name on Exhibit A hereto.

(b) Management Purchasers. Upon the same terms and conditions, the Company shall issue and sell to the Management Purchasers, and each Management Purchaser shall, severally but not jointly, purchase from the Company that number of shares of Common Stock (the "Shares") at a price per Share equal to $2.00, in each case as set forth opposite such Management Purchaser's name on Exhibit A hereto.

(c) Securities. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder. The aggregate number of Shares issued hereunder shall not exceed six hundred forty-five thousand nine hundred eighty-three (645,983).

Section 1.2 Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the number of Shares and, with respect to the Non-Management Purchasers, the Warrants set forth opposite their respective names on Exhibit A. The closing of the purchase and sale of the Shares and Warrants to be acquired from the Company under this Agreement (the "Closing") shall take place at the offices of the Company located at 39700 Eureka Drive, Newark, California 94560 at 10:00 a.m., Pacific Time (i) on or before May 31, 2009, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date"). The entire Purchase Price shall be paid by the Purchasers in cash, by wire transfer or in readily available funds.

Section 1.3 Delivery. At the Closing, the Company shall issue to each Purchaser (a) certificate(s) representing the Shares in such number as is set forth opposite such Purchaser's name on Exhibit A hereto, and (b) with respect to the Non-Management Purchasers, such number of Warrants to purchase shares of Common Stock as is set forth opposite such Purchaser's name on Exhibit A hereto. The Warrants shall be exercisable for five (5) years from the Closing Date and shall have an exercise price of $1.80 per Share (the "Exercise Price").

Section 1.4 Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the "Securities".

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Shares and the Warrants, the Company hereby makes the following representations and warranties to the Purchasers:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries or own securities of any kind in any other entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties or financial condition of the Company which is material to the Company taken as a whole.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement (in substantially the form attached hereto as Exhibit C, the "Registration Rights Agreement"), the Warrants, and the other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the "Transaction Documents"), and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) to the extent that the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) Capitalization. The authorized capital stock of the Company as of the date of this Agreement consists of 10,000,000 shares of Common Stock, $0.001 par value, of which 3,229,916 shares are issued and outstanding and 3,000,000 shares of Preferred Stock, $0.001 par value, none of which are issued and outstanding. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. No shares of Common Stock or any other security of the Company are entitled to preemptive rights. Except (i) options to purchase 1,266,887 shares of the Company's Common Stock issued pursuant to the Company's stock option plans and outstanding as of the date of this Agreement, (ii) an additional 65,182 shares of Common Stock reserved for issuance pursuant to the Company's stock option plans, and (iii) as set forth in the Transaction Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, and there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth in the Transaction Documents, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate") and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

(d) Issuance of Securities. The Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind (other than those arising from the actions or inactions of the Purchasers themselves), and the holders shall be entitled to all rights accorded to a holder of Common Stock; provided, however, that the Shares and the Warrants may be subject to restriction or transfer under state and federal securities laws. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind (other than those arising from the actions or inactions of the Purchasers themselves) and the holders shall be entitled to all rights accorded to a holder of Common Stock; provided, however, that the Warrant Shares may be subject to restriction or transfer under state and federal securities laws.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company's properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(f) Commission Documents; Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has timely filed all material reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "Commission Documents"). The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable federal securities law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of its filing, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 (the "Form 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of its filing, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, at the time of its filing, the Form 10-K did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Form 10-Q and Form 10-K complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) No Undisclosed Events or Circumstances. Since March 31, 2009, except as set forth in the Commission Documents, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under applicable federal securities law, rule or regulation, requires public disclosure or announcement by the Company but which has not been publicly so announced or disclosed.

(h) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares, the Warrants and the Warrant Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action such that the issuance and sale of any of the Securities are not exempt from the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(i) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality located in the United States is or will be necessary for, or in connection with, the issuance or delivery of the Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Standing of the Purchasers. If such Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Purchaser has all requisite power and authority to execute and deliver the Transaction Documents, to purchase the Shares and, if applicable, the Warrants being sold to it hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance of the Transaction Documents, and the performance of all such Purchaser's obligations under the Transaction Documents, has been taken or will be taken prior to the Closing. The Transaction Documents constitute, or shall constitute when executed and delivered, valid and legally binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except: (i) to the extent that the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Purchaser in connection with the execution and delivery of the Transaction Documents by such Purchaser or the performance of such Purchaser's obligations hereunder or thereunder.

(c) Acquisition for Investment. Such Purchaser is purchasing the Shares and, if applicable, acquiring the Warrants solely for its own account, not as a nominee or agent, and for the purpose of investment and not with a view to or for resale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company and (ii) is able to bear the financial risks associated with an investment in the Company.

(d) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with the provisions of Rule 144 promulgated pursuant to the Securities Act ("Rule 144"), which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a "brokers' transaction," a transaction directly with a "market maker" or a "riskless principal transaction" (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable, and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement. Such Purchaser understands that, although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering, other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and the brokers who participate in the transactions do so at their own risk.

(e) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Opportunities for Additional Information. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the Transaction Documents, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Transaction Documents, as well as the business, management, financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser. Such Purchaser believes that it has received all the information such Purchaser considers necessary or appropriate for deciding whether to purchase the Securities. Such Purchaser also acknowledges that it is relying solely on its own advisors and not on any statements or representations of the Company or its agents for legal or tax advice with respect to this investment or the transactions contemplated by the Transaction Documents.

(g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Accredited Investor. Such Purchaser is an accredited investor (as defined in Rule 501 of Regulation D, promulgated by the Commission under the Securities Act), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

ARTICLE III

Covenants

The Company covenants with each Purchaser as follows:

Section 3.1 Reservation of Shares. So long as the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock issuable upon the exercise of the Warrants.

Section 3.2 Listing. The Company shall notify the NASDAQ Stock Market within the time periods required by the NASDAQ Stock Market, of the issuance of the Shares and Warrants. The Company shall use its commercially reasonable efforts to maintain the Common Stock's authorization for quotation on the NASDAQ Capital Market. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the NASDAQ Capital Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.2.

Section 3.3 Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the second business day immediately following the date of this Agreement, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the Warrants and the Registration Rights Agreement, and the schedules hereto and thereto in the form required by the Exchange Act (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or authorized agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its officers, directors, employees and authorized agents not to, provide any Purchaser with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing with the Company without the express written consent of such Purchaser.

Section 3.4 Delivery of Share Certificates. At Closing or as soon thereafter as reasonably possible (but in any event no later than two Business Days immediately following the Closing Date), the Company shall deliver to each Purchaser certificates representing the Shares (in such denominations as each Purchaser may request) acquired by such Purchaser at the Closing.

ARTICLE IV

Conditions

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares and Warrants. The obligation hereunder of the Company to close and issue and sell the Shares and Warrants, as applicable, to the Purchasers on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or quoted by NASDAQ, nor shall a banking moratorium have been declared either by the United States or California State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Delivery of Purchase Price. The Purchase Price for the Shares and Warrants, as applicable, shall have been delivered to the Company by each Purchaser at the Closing.

(g) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are party shall have been duly executed and delivered by the Purchasers to the Company.

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares and Warrants. The obligation hereunder of the Purchasers to purchase the Shares and Warrants, as applicable, and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or quoted by NASDAQ, nor shall a banking moratorium have been declared either by the United States or California State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Warrants and Shares. The Company shall have delivered to the Purchasers facsimile copies of the originally executed Warrants (in such denominations as each Purchaser may request), and shall have made arrangements for delivery of the certificates representing the Shares (in such denominations as each Purchaser may request) being acquired by the Purchasers at the Closing.

(g) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of the Shares and the exercise of the Warrants, a number of shares of Common Stock equal to the sum of the Shares and the Warrant Shares issuable upon exercise of the Warrants, assuming the Warrants were granted on the Closing Date (after giving effect to the Warrants to be issued on the Closing Date and assuming the Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

(h) Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of the Closing Date, as to (i) the adoption of resolutions consistent with Section 2.1(b), (ii) the Certificate and the Bylaws, each as in effect at the Closing, and (iii) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(i) Officer's Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(j) Registration Rights Agreement. As of the Closing Date, the parties shall have entered into the Registration Rights Agreement in the Form of Exhibit C attached hereto.

ARTICLE V

Certificate Legend

Section 5.1 Legend. Each certificate representing the Shares and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped if, unless otherwise required by state securities laws, (i) while such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act and that such legend is no longer required, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A, and such holder delivers the legended Securities to the Company or the Company's transfer agent.

ARTICLE VI

Termination

Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchasers.

Section 6.2 Effect of Termination. In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 7.1 and 7.2. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement or to impair the rights of the Company or such Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VII

Miscellaneous

Section 7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay to Security Research Associates, Inc. (the "Placement Agent") a transaction fee consisting of (i) cash in an amount of 5% of the gross proceeds from the transaction, and (ii) warrants to acquire a number of shares of Common Stock equal to 5% to 10% of the number of shares of Common Stock issued in the transaction depending on the net proceeds to the Company, in accordance with the engagement letter between the Company and the Placement Agent dated April 30, 2009.

Section 7.2 Specific Enforcement; Consent to Jurisdiction.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) With respect to any disputes arising out of or related to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Alameda County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California). The parties hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, this Agreement, the Registration Rights Agreement or the Warrants, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority in interest of the then-outstanding Shares, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery if delivered in person or upon transmission if sent by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Socket Mobile, Inc.
39700 Eureka Drive
Newark, California 94560
Attention: David W. Dunlap, Chief Financial Officer
Telecopier: (510) 933-3104
Telephone: (510) 933-3000

With copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Attention: Herbert Fockler, Esq.
Telephone No.: (650) 493-9300
Facsimile No.: (650) 493-6811

If to any Purchaser:

At the address of such Purchaser set forth on Exhibit A to this Agreement.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Except as provided herein, the Purchasers may not assign the Shares, the Warrants and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10 Survival. Unless this Agreement is terminated under Section 6.1, the representations and warranties of the Company and the Purchasers contained in Article II shall survive the execution and delivery hereof and the Closing until the date one (1) year from the Closing Date, and the agreements and covenants set forth in Articles I, III, V and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers in accordance with Section 7.3, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement; provided, however, that the Purchasers acknowledge and agree that they will be included as selling shareholders in the Registration Statement.

Section 7.13 California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Section 7.14 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.15 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Warrants and the Registration Rights Agreement.

Section 7.16 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

SOCKET MOBILE, INC.

By: /s/ David W. Dunlap
Name: David W. Dunlap Title: Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

MANAGEMENT PURCHASERS:

Purchaser: Kevin J. Mills

By: /s/ Kevin J. Mills
Email:
Address:

Number of Management Purchaser Shares:       200,000

Price Per Management Purchaser Share:  $2.00

Aggregate Purchase Price: $ 400,000

Please provide us with the following information:

1. The exact name that your Management Purchaser Shares are to be registered in. You may use a nominee name if appropriate:	Kevin J. Mills
2. The relationship between the Management Purchaser and the registered holder listed in response to item 1 above:	Same
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

MANAGEMENT PURCHASERS:

Purchaser: The Bass Trust

By: /s/ Charlie Bass
Email:
Address:

Number of Management Purchaser Shares:       50,000

Price Per Management Purchaser Share:  $2.00

Aggregate Purchase Price: $  100,000

Please provide us with the following information:

1. The exact name that your Management Purchaser Shares are to be registered in. You may use a nominee name if appropriate:	The Bass Trust
2. The relationship between the Management Purchaser and the registered holder listed in response to item 1 above:	Same
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

NON-MANAGEMENT PURCHASERS:

Purchaser: Rogers Family Trust

By: /s/ Roy L. Rogers
Print Name: Roy L. Rogers
Title: Trustee
Email:
Address:

Number of Non-Management Purchaser Shares:  140,000

Shares issuable upon exercise of Non-Management Purchaser Warrant: 28,000 (20% warrant coverage)

Price Per Non-Management Purchaser Share:  $1.80

Non-Management Purchaser Warrant Exercise Price Per Share:  $1.80

Aggregate Purchase Price: $ 252,000

Please provide us with the following information:

1. The exact name that your Non-Management Purchaser Shares and Warrant are to be registered in. You may use a nominee name if appropriate:	Rogers Family Trust
2. The relationship between the Non-Management Purchaser and the registered holder listed in response to item 1 above:	Same
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

NON-MANAGEMENT PURCHASERS:

Purchaser: Cardinal Value L.P.

By: /s/ James K. Smart
Print Name: James K. Smart
Title: Managing Member
Email:
Address:

Number of Non-Management Purchaser Shares: 27,776

Shares issuable upon exercise of Non-Management Purchaser Warrant: 5,555 (20% warrant coverage)

Price Per Non-Management Purchaser Share:  $1.80

Non-Management Purchaser Warrant Exercise Price Per Share:  $1.80

Aggregate Purchase Price: $49,996,80

Please provide us with the following information:

1. The exact name that your Non-Management Purchaser Shares and Warrant are to be registered in. You may use a nominee name if appropriate:	Cardinal Value L.P.
2. relationship between the Non-Management Purchaser and the registered holder listed in response to item 1 above:	Same
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

NON-MANAGEMENT PURCHASERS:

Purchaser: Howard Miller IRA

By: /s/ Howard Miller
Print Name: Howard Miller
Title: Custodian
Email:
Address:

Number of Non-Management Purchaser Shares: 16,800

Shares issuable upon exercise of Non-Management Purchaser Warrant: 3,360 (20% warrant coverage)

Price Per Non-Management Purchaser Share:  $1.80

Non-Management Purchaser Warrant Exercise Price Per Share:  $1.80

Aggregate Purchase Price: $30,240

Please provide us with the following information:

1. The exact name that your Non-Management Purchaser Shares and Warrant are to be registered in. You may use a nominee name if appropriate:	Howard Miller IRA
2. relationship between the Non-Management Purchaser and the registered holder listed in response to item 1 above:	Same
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

NON-MANAGEMENT PURCHASERS:

Purchaser: Leviticus Partners, L.P.

By: /s/ Adam M. Hutt
Print Name: Adam M. Hutt
Title: Resident, AMH Equity LLC
Email:
Address:

Number of Non-Management Purchaser Shares: 83,333

Shares issuable upon exercise of Non-Management Purchaser Warrant: 16,666 (20% warrant coverage)

Price Per Non-Management Purchaser Share:  $1.80

Non-Management Purchaser Warrant Exercise Price Per Share:  $1.80

Aggregate Purchase Price: $149,999.40

Please provide us with the following information:

1. The exact name that your Non-Management Purchaser Shares and Warrant are to be registered in. You may use a nominee name if appropriate:	Leviticus Partners L.P.
2. relationship between the Non-Management Purchaser and the registered holder listed in response to item 1 above:	Same
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

NON-MANAGEMENT PURCHASERS:

Purchaser: Brian G. Swift IRA

By: /s/ Brian G. Swift
Print Name: Brian G. Swift
Title: Custodian
Email:
Address:

Number of Non-Management Purchaser Shares: 38,877

Shares issuable upon exercise of Non-Management Purchaser Warrant: 7,775 (20% warrant coverage)

Price Per Non-Management Purchaser Share:  $1.80

Non-Management Purchaser Warrant Exercise Price Per Share:  $1.80

Aggregate Purchase Price: $69,978.60

Please provide us with the following information:

1. The exact name that your Non-Management Purchaser Shares and Warrant are to be registered in. You may use a nominee name if appropriate:	Brian G. Swift IRA
2. relationship between the Non-Management Purchaser and the registered holder listed in response to item 1 above:	Same
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

PURCHASERS

Non-Management Purchasers

Name	Number of Shares	Number of Warrants	Price per Share	Total Investment
Rogers Family Trust, Roy Rogers Trustee	140,000	28,000	$1.80	$252,000.00

Cardinal Value LLP	27,776	5,555	$1.80	$49,996.80

Howard Miller IRA	16,800	3,360	$1.80	$30,240.00

Leviticus Partners, L.P.	83,333	16,666	$1.80	$149,999.40

Brian G. Swift IRA	38,877	7,775	$1.80	$69,978.60

Management Purchasers

Name	Number of Shares	Price per Share	Total Investment
Kevin Mills	200,000	$2.00	$400,000

The Bass Trust, Charlie Bass Trustee	50,000	$2.00	$100,000

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT